Exhibit 107

Calculation of Filing Fee Tables
Form S-3
(Form Type)
Modiv Industrial, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)(4)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class C Common Stock, $0.001 par value per share	Rule 457(o)	-	-	-	-	-
Fees to Be Paid	Equity	Series A Preferred Stock, $0.001 par value per share	Rule 457(o)	-	-	-	-	-
Fees to Be Paid	Other	Warrants	Rule 457(o)	-	-	-	-	-
Fees to Be Paid	Other	Rights	Rule 457(o)	-	-	-	-	-
Fees to Be Paid	Other	Units(5)	Rule 457(o)	-	-	-	-	-
Fees to Be Paid	Unallocated (Universal Shelf)	-	Rule 457(o)	-	-	$250,000,000	0.00015310	$38,275.00
	Total Offering Amounts					$250,000,000	0.00015310	$38,275.00
	Total Fees Previously Paid							-
	Total Fee Offsets							$17,440.71
Net Fees Due								$20,834.29

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Modiv Industrial, Inc.	S-3	333-263985	3/30/2022	-	$17,440.71(6)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	$188,141,463.74
Fee Offset Sources	Modiv Industrial, Inc.	S-3	333-263985		3/30/2022	-	-			-	$17,440.71

(1)
Modiv Industrial, Inc. (the “Company”) is hereby registering an indeterminate amount and number of each applicable identified class of the identified securities up to a proposed maximum aggregate offering price of $250,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The Company has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)
The Proposed Maximum Offering Price Per Unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)
The Maximum Aggregate Offering Price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)
Estimated solely for purposes of calculating the registration fee under Rule 457 under the Securities Act.  No separate consideration will be received for preferred stock or common stock that are issued upon conversion or exchange of preferred stock registered hereunder or for preferred stock distributed upon termination of a deposit arrangement for depositary shares.

(5)	Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.

(6)
Pursuant to Rule 457(p) under the Securities Act, a registration fee of $18,540.00 was paid with respect to securities available for issuance under a Registration Statement on Form S-3 (File No. 333-263985) filed by the registrant on March 30, 2022 and declared effective on June 2, 2022 (the Prior Registration Statement). The Registrant hereby offsets the total registration fee of $38,275 due under this registration statement by $17,440.71 (calculated at the fee rate in effect at the date of the Prior Registration Statement of $92.7 per million dollars), which represents the portion of the registration fee previously paid with respect to $188,141,463.74 of unsold securities previously registered under the Prior Registration Statement. The offering of the unsold securities registered under the Prior Registration Statement has been terminated.